Exhibit 99.1

BIO-TECHNE RELEASES THIRD QUARTER FISCAL 2017 RESULTS

Minneapolis/May 2, 2017/ Bio-Techne Corporation (NASDAQ:TECH) today reported its financial results for the third quarter ended March 31, 2017.

Third Quarter FY2017 Snapshot

●	Third quarter revenue increased by 10% to $144.0 million.

●

GAAP fully diluted earnings per share (EPS) for third quarter decreased 30% to $0.57 due to acquisition-related amortization, contingent consideration fair value adjustments, and other acquisition related costs.

●	Delivered third quarter adjusted earnings per share (EPS) of $0.97, a decrease of 4% from the prior year, with foreign currency exchange headwinds impacting results by $0.01 or 1%.

●	Biotechnology segment delivered 6% organic growth in Q3, led by the antibody portfolio and strong commercial execution in Europe.

●	Protein Platforms segment delivered 20% organic growth in Q3, led by the Biologics (iCE) platform and acceleration of multiplex ELISAs (Ella).

●	Advanced Cell Diagnostics (ACD) continued its high double-digit growth with revenues increasing nearly 60% on a stand-alone basis.

The company’s financial statements are prepared in accordance with accounting principles generally accepted in the United States (GAAP). Adjusted EPS, adjusted earnings, adjusted gross margin, adjusted operating income, and adjusted operating margin are non-GAAP measures that exclude certain items detailed later in this press release under the heading “Use of Adjusted Financial Measures.” A reconciliation of GAAP to non-GAAP financial measures is included in this press release.

“My compliments to our global teams for a solid quarter with organic growth in the mid-single digits, led by Europe with organic growth in the upper-teens, a record for us,” said Chuck Kummeth, President and Chief Executive Officer of Bio-Techne. “We have many highlights to discuss this quarter including a return to growth in Japan and strong 20% growth in Protein Platforms. ACD also continues to surprise us, with growth nearing 60%, well on its way to surpassing the milestones we gave the team for the final earn-out payment this December.”

Kummeth added, “However, timing of orders in our Diagnostics segment is still impacting overall Company quarterly growth rates. No business has been lost in this division, but an emphasis on inventory metrics by its large Dx customer base has pushed out some deliveries into next fiscal year. Longer term, the pipeline of new business for this division looks stronger than ever.”

Kummeth concluded, “With the ongoing integration of the nine acquisitions we have done over the past 3.5 years, our focus has been on maintaining high margins along with revenue growth. With our latest acquisition, ACD, now absorbed into Bio-Techne’s operating processes, our adjusted operating margins continue to improve. True to our word, our adjusted operating margins in Q3 increased sequentially by over 200 basis points from Q2. My thanks to our employees worldwide, now totaling near 1800, for the wonderful execution.”

Third Quarter Fiscal 2017

Revenue

Net sales for the third quarter increased 10% to $144.0 million. Organic growth was 4% compared to the prior year, with currency translation having a negative impact of 2% and acquisitions contributing 8% to revenue growth.

GAAP Earnings Results

GAAP EPS decreased to $0.57 per diluted share, versus $0.81 in the same quarter last year. GAAP operating income for the third quarter of fiscal 2017 decreased 26% to $32.3 million, compared with $43.5 million in the third quarter of fiscal 2016. GAAP operating margin was 22.4%, compared with 33.2% in the third quarter of fiscal 2016. GAAP operating margin compared to prior year was negatively impacted by additional expenses associated with the acquisitions made in fiscal 2017. These expenses include selling, general and administrative expenses, acquisition intangible amortization, contingent consideration fair value adjustments, and other acquisition costs. GAAP diluted EPS was also negatively impacted by higher interest costs associated with the financing of recent acquisitions.

Non-GAAP Earnings Results

Adjusted EPS decreased to $0.97 per diluted share, versus $1.01 in the same quarter last year. Adjusted operating income for the third quarter of fiscal 2017 decreased 3% compared to the same quarter last year. Adjusted operating margin was 37.3%, compared with 42.4% in the third quarter of fiscal 2016. Adjusted operating margin compared to prior year was negatively impacted by the mix of lower-margin acquisitions made in fiscal 2017. Adjusted EPS was negatively impacted by higher interest costs associated with the financing of recent acquisitions and benefitted from a lower adjusted effective income tax rate due to geographic mix.

Segment Results

Management uses adjusted operating results to monitor and evaluate performance of the Company’s three business segments, as highlighted below. Since these results are used for this purpose, they are also considered to be prepared in accordance with GAAP.

Biotechnology Segment

The Company’s Biotechnology segment includes proteins, antibodies, immunoassays, flow cytometry products, intracellular signaling products, and biologically active chemical compounds used in biological research. Biotechnology segment’s third quarter fiscal 2017 net sales were $94.5 million, an increase of 16% from $81.4 million for the third quarter of fiscal 2016. Organic growth for the segment was 6%, with currency translation having an unfavorable impact of 2% on revenue growth and acquisitions contributing 12% to revenue growth. Biotechnology segment adjusted operating margin was 47.9% in the third quarter of fiscal 2017 compared to 55.5% in the third quarter of fiscal 2016. The lower operating margin is largely the result of recent acquisitions, namely ACD, made in this segment.

Protein Platforms Segment

The Company’s Protein Platforms segment develops proprietary systems and consumables for protein analysis. In the third quarter of fiscal 2017, segment revenue was $23.6 million, an increase of 20% from $19.7 million for the third quarter of fiscal 2016. Organic growth for the segment was 20% with currency translation having an unfavorable impact of 2% and acquisitions contributing 1%. The Protein Platforms segment’s adjusted operating margin was 13.8% in the third quarter of fiscal 2017 compared to 8.1% in the third quarter of fiscal 2016. The higher segment operating margin was primarily the result of volume leverage.

Diagnostics Segment

The Company’s Diagnostics segment provides a range of controls and calibrators for various blood and blood chemistry clinical instruments, as well as quality controls, diagnostic immunoassays and other bulk and custom reagents for the in vitro diagnostic market. The Diagnostics segment’s third quarter fiscal 2017 net sales were $26.0 million, a decrease of 13% (all organic) compared to the third quarter of fiscal 2016. The Diagnostics segment’s adjusted operating margin was 23.1% in the third quarter of fiscal 2017 compared to 31.6% in the third quarter of fiscal 2016. The lower operating margins were driven by a lower volume leverage and margin mix of product sales.

Conference Call

Bio-Techne will host an earnings conference call today, May 2, 2017 at 8:00 A.M. Central time. To listen, please dial (877) 879-6203 or (719) 325-4749 for international callers. A recorded rebroadcast will be available for interested parties unable to participate in the live conference call. The replay will be available from 11:00 P.M. Central time on Tuesday, May 2, until 5:00 P.M. Central time on Friday, June 2, 2017. To access the replay please go to: http://audio.viavid.com/20170502-123977-bio-techne.mp3

Use of Adjusted Financial Measures:

This press release contains financial measures that have not been calculated in accordance with accounting principles generally accepted in the U.S. (GAAP). These non-GAAP measures include:

● Adjusted diluted earnings per share

● Adjusted net earnings

● Adjusted gross margin

● Adjusted operating income

● Adjusted operating margin

We provide these measures as additional information regarding our operating results. We use these non-GAAP measures internally to evaluate our performance and in making financial and operational decisions, including with respect to incentive compensation. We believe that our presentation of these measures provides investors with greater transparency with respect to our results of operations and that these measures are useful for period-to-period comparison of results.

Our non-GAAP financial measures for adjusted gross margin, adjusted operating margin, and adjusted net earnings, in total and on a per share basis, exclude the costs recognized upon the sale of acquired inventory, amortization of acquisition intangibles, and acquisition related expenses. The Company excludes amortization of purchased intangible assets and purchase accounting adjustments, including costs recognized upon the sale of acquired inventory and acquisition-related expenses, from this measure because they occur as a result of specific events, and are not reflective of our internal investments, the costs of developing, producing, supporting and selling our products, and the other ongoing costs to support our operating structure. Additionally, these amounts can vary significantly from period to period based on current activity.

The Company’s non-GAAP adjusted operating margin and adjusted net earnings, in total and on a per share basis, also excludes stock based compensation expense and certain adjustments to income tax expense. Stock based compensation is excluded from non-GAAP adjusted earnings because of the nature of this charge, specifically the varying available valuation methodologies, subjective assumptions, and the variety of award types. The Company independently calculates a non-GAAP adjusted tax rate to be applied to the identified non-GAAP adjustments considering the impact of discrete items on these adjustments and the jurisdictional mix of the adjustments. In addition, the tax impact of other discrete and non-recurring charges which impact our reported GAAP tax rate are adjusted from net earnings. We believe these tax items can significantly affect the period-over period assessment of operating results and not necessarily reflect costs and/or income associated with historical trends and future results

Investors are encouraged to review the reconciliations of adjusted financial measures used in this press release to their most directly comparable GAAP financial measures as provided with the financial statements attached to this press release.

Forward Looking Statements:

Our press releases may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Such statements involve risks and uncertainties that may affect the actual results of operations. The following important factors, among others, have affected and, in the future, could affect the Company's actual results: the effect of new branding and marketing initiatives, the integration of new leadership, the introduction and acceptance of new products, the funding and focus of the types of research by the Company's customers, the impact of the growing number of producers of biotechnology research products and related price competition, general economic conditions, the impact of currency exchange rate fluctuations, and the costs and results of research and product development efforts of the Company and of companies in which the Company has invested or with which it has formed strategic relationships.

For additional information concerning such factors, see the section titled "Risk Factors" in the Company's annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission. We undertake no obligation to update or revise any forward-looking statements we make in our press releases due to new information or future events. Investors are cautioned not to place undue emphasis on these statements.* * * * * * * * * * * *

Bio-Techne Corporation (NASDAQ: TECH) is a leading developer and manufacturer of high quality purified proteins––notably cytokines and growth factors, antibodies, immunoassays, as well as biologically active small molecule compounds --- which are sold to biomedical researchers and clinical research laboratories; these operations constitute the core Biotechnology Division, headquartered in Minneapolis, Minnesota. The Protein Platforms Division manufactures innovative protein analysis tools under the ProteinSimple brand name that greatly automate western blotting and immunoassay practices. The Diagnostics Division manufactures FDA-regulated controls, calibrators, blood gas and clinical chemistry controls and other reagents for OEM customer and clinical customers. Bio-Techne products are integral components of scientific investigations into biological processes and the nature and progress of specific diseases. They aid in drug discovery efforts and provide the means for accurate clinical tests and diagnoses. With thousands of products in its portfolio, Bio-Techne generated approximately $499 million in net sales in fiscal 2016 and has approximately 1,700 employees worldwide. For more information on Bio-Techne and its brands, please visit www.bio-techne.com.

Contact:	David Clair, Investor Relations
ir@bio-techne.com
646-277-1266

BIO-TECHNE CORPORATION

CONSOLIDATED STATEMENTS OF EARNINGS

(In thousands, except per share data)

(Unaudited)

	QUARTER ENDED		NINE MONTHS ENDED
	3/31/17	3/31/16	3/31/17	3/31/16
Net sales	$144,037	$130,973	$406,425	$364,261
Cost of sales	49,854	40,984	142,691	117,294
Gross margin	94,183	89,989	263,734	246,967
Operating expenses:
Selling, general and administrative	48,107	35,217	150,025	102,842
Research and development	13,771	11,245	39,817	33,544
Total operating expenses	61,878	46,462	189,842	136,386
Operating income	32,305	43,527	73,892	110,581
Other (expense) income	(2,275)	(1,037)	(6,196)	(870)
Earnings before income taxes	30,030	42,490	67,696	109,711
Income taxes	8,641	12,199	23,712	30,861
Net earnings	$21,389	$30,291	$43,984	$78,850
Earnings per share:
Basic	$0.57	$0.81	$1.18	$2.12
Diluted	$0.57	$0.81	$1.17	$2.11
Weighted average common shares outstanding:
Basic	37,320	37,196	37,303	37,185
Diluted	37,494	37,299	37,486	37,307

BIO-TECHNE CORPORATION

CONSOLIDATED CONDENSED BALANCE SHEETS

(In thousands)

(Unaudited)

	3/31/17	6/30/16
ASSETS
Cash and equivalents	$59,840	$64,237
Short-term available-for-sale investments	53,780	31,598
Trade accounts receivable	118,335	93,393
Inventory	63,767	57,102
Other current assets	10,320	7,561
Current assets	306,042	253,891

Property and equipment, net	132,146	132,362
Goodwill and intangible assets, net	1,052,431	741,406
Other non-current assets	42,812	1,922
Total assets	$1,533,431	$1,129,581

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$52,350	$43,892
Contingent consideration payable – current	67,280	-
Income taxes payable	1,920	1,779
Deferred revenue – current	6,072	4,717
Related party payable – current	14,578	3,759
Current liabilities	142,200	54,147

Deferred taxes	132,072	62,837
Long-term debt obligations	343,637	91,500
Long-term contingent consideration payable	3,200	38,500
Other long-term liabilities	4,397	3,317
Stockholders’ equity	907,925	879,280
Total liabilities and stockholders’ equity	$1,533,431	$1,129,581

BIO-TECHNE CORPORATION

RECONCILIATION OF GROSS MARGIN PERCENTAGE

(Unaudited)

	QUARTER ENDED		NINE MONTHS ENDED
	3/31/17	3/31/16	3/31/17	3/31/16
Gross margin percentage - GAAP	65.4%	68.7%	64.9%	67.8%
Identified adjustments:
Costs recognized upon sale of acquired inventory	2.2%	0.8%	2.8%	0.9%
Amortization of intangibles	3.2%	2.1%	3.2%	2.3%
Gross margin percentage - Adjusted	70.8%	71.6%	70.9%	71.0%

BIO-TECHNE CORPORATION

RECONCILIATION OF OPERATING MARGIN PERCENTAGE

(Unaudited)

	QUARTER ENDED		NINE MONTHS ENDED
	3/31/17	3/31/16	3/31/17	3/31/16
Operating margin percentage - GAAP	22.4%	33.2%	18.2%	30.4%
Identified adjustments:
Costs recognized upon sale of acquired inventory	2.2%	0.8%	2.8%	0.9%
Amortization of intangibles	8.0%	5.6%	8.1%	6.1%
Acquisition related expenses	1.9%	1.0%	4.4%	0.6%
Stock based compensation	2.8%	1.8%	2.8%	1.8%
Operating margin percentage - Adjusted	37.3%	42.4%	36.3%	39.8%

BIO-TECHNE CORPORATION

RECONCILIATION OF NET EARNINGS and EARNINGS per SHARE

(In thousands, except per share data)

(Unaudited)

	QUARTER ENDED		NINE MONTHS ENDED
	3/31/17	3/31/16	3/31/17	3/31/16
Net earnings – GAAP	$21,389	$30,291	$43,984	$78,850
Identified adjustments:
Costs recognized upon sale of acquired inventory	3,136	1,082	11,205	3,439
Amortization of intangibles	11,689	7,276	33,504	22,048
Acquisition related expenses	2,691	1,313	17,792	2,284
Stock based compensation	3,974	2,317	11,219	6,676
Tax impact of above adjustments	(5,689)	(3,716)	(17,632)	(10,588)
Tax impact of discrete items and other foreign adjustments	(737)	(972)	(1,569)	(2,863)
Net earnings - Adjusted	$36,453	$37,591	$98,503	$99,846

Earnings per share - diluted – Adjusted	$0.97	$1.01	$2.63	$2.68

BIO-TECHNE CORPORATION

SEGMENT REVENUE

(In thousands)

(Unaudited)

	QUARTER ENDED		NINE MONTHS ENDED
	3/31/17	3/31/16	3/31/17	3/31/16
Biotechnology segment revenue	$94,516	$81,386	$267,256	$232,984
Protein Platforms segment revenue	23,586	19,693	64,707	55,327
Diagnostics segment revenue	25,978	29,929	74,542	76,013
Intersegment revenue	(43)	(35)	(80)	(63)
Consolidated revenue	$144,037	$130,973	$406,425	$364,261

BIO-TECHNE CORPORATION

SEGMENT OPERATING INCOME

(In thousands)

(Unaudited)

	QUARTER ENDED		NINE MONTHS ENDED
	3/31/17	3/31/16	3/31/17	3/31/16
Biotechnology segment operating income	$45,242	$45,133	$127,195	$124,436
Protein Platforms segment operating income	3,256	1,592	5,308	1,948
Diagnostics segment operating income	6,004	9,454	18,108	21,464
Segment operating income	54,502	56,179	150,611	147,848
Costs recognized upon sale of acquired inventory	(3,136)	(1,082)	(11,205)	(3,439)
Amortization of intangibles	(11,689)	(7,276)	(33,504)	(22,048)
Acquisition related expenses	(2,691)	(1,313)	(17,792)	(2,284)
Stock based compensation	(3,974)	(2,317)	(11,219)	(6,676)
Corporate general, selling, and administrative	(707)	(664)	(2,999)	(2,820)
Operating income	$32,305	$43,527	$73,892	$110,581